Exhibit 4.3


                          INTERCREDITOR AND COLLATERAL
                                AGENCY AGREEMENT

      THIS INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT is dated as of May 20, 2005, by and among each of the banks listed on the signature page hereof (together with its successors and assigns, other than the Company and its subsidiaries and affiliates, collectively the "Domestic Banks"), Fleet National Bank, a Bank of America company, as Administrative Agent for the Domestic Banks (together with its successors and assigns, the "Agent") and the holders of the Senior Notes listed on the signature pages hereof (together with their respective successors and assigns, other than the Company and its subsidiaries and affiliates, the "Noteholders" and, together with the Domestic Banks, the "Lenders") and Fleet National Bank, a Bank of America company, as Collateral Agent on behalf of the Lenders (the "Collateral Agent"). Capitalized terms used herein have the respective meanings ascribed thereto in Section 1.1 of this Agreement.

                              PRELIMINARY STATEMENT

      1. American Biltrite Inc., a Delaware corporation (the "Company"), K&M Associates L.P., a Rhode Island limited partnership ("K&M"), and American Biltrite (Canada) Ltd, a corporation governed by the Canada Business Corporations Act ("Canadian Company"), the Domestic Banks, certain other lenders from time to time providing loans and letters of credit to the Canadian Company (the "Canadian Banks") and the Agent are parties to that certain Amended and Restated Credit Agreement (together with any amendment, modification, supplement, restatement or replacement thereof, the "Credit Agreement"), dated as of May 20, 2005, pursuant to which the Domestic Banks are providing a credit facility to the Company and K&M in an amount up to $20,000,000.

      2. Pursuant to the terms and conditions of that certain Note Purchase and Private Shelf Agreement and Facility Guarantee, dated October 14, 2003, as amended, and as further amended and restated pursuant to an Amended and Restated Note Purchase and Facility Guarantee, dated May 20, 2005 (together with any other amendment, modification or replacement thereof, the "Note Agreement"), the Noteholders purchased from the Company its 7.91% Series A Senior Notes due August 28, 2010, in the aggregate principal amount of $20,000,000 (together with any amendment, modification, supplement, restatement or replacement thereof, the "Senior Notes").

      3. The Subsidiary Guarantors have jointly and severally guaranteed to the Agent and the Domestic Banks, pursuant to the terms of the Bank Guaranty Agreement, the Bank Guaranteed Obligations.

      4. The Subsidiary Guarantors have jointly and severally guaranteed to the Noteholders, pursuant to the terms of the Note Agreement, the Noteholder Guaranteed Obligations.

      5. The Company and the Subsidiary Guarantors are parties to that certain Security Agreement, dated as of October 14, 2003.

      6. The Agent, the Domestic Banks and the Noteholders are parties to that certain Intercreditor and Collateral Agency Agreement, dated as of October 14, 2003 (the "Existing Intercreditor Agreement"), and in connection with the Credit Agreement and the Note Agreement, the parties wish to replace the Existing Intercreditor Agreement with this Agreement, in which the parties shall define their rights and obligations with respect to each other such that any payments received by the Agent, the Domestic Banks or any Noteholder, as the case may be, through any Enforcement, payments by K&M under the Credit Agreement after any Sharing Event or from any Subsidiary Guarantor on account of the Bank Guaranteed Obligations or the Noteholder Guaranteed Obligations, as the case may be, shall be shared among the Lenders equally and ratably in accordance with the respective amounts of the Senior Indebtedness then held by each of them, all as set forth in this Agreement.

                                   ARTICLE I

                        INTERPRETATION OF THIS AGREEMENT

      Section 1.1. Defined Terms. As used in this Agreement, capitalized terms have the respective meanings specified below or set forth in the Section of this Agreement referred to immediately following such term (such definitions, unless otherwise expressly provided, to be equally applicable to both the singular and plural forms of the terms defined):

      "Additional Lien" has the meaning set forth in Section 3.3 of this Agreement.

      "Agent" has the meaning set forth in the first paragraph of this Agreement.

      "Agreement" means this Intercreditor and Collateral Agency Agreement, as it may be amended, modified, supplemented or restated from time to time.

      "Bank Guaranteed Obligations" means, collectively, all amounts payable by the Subsidiary Guarantors to the Agent and the Domestic Banks pursuant to the terms of the Bank Guaranty Agreement and the Joinder Agreements.

      "Bank Guaranty Agreement" means the Guarantee Agreement, dated as of October 14, 2003, executed by the Subsidiary Guarantors in favor of the Agent and the Domestic Banks (or any replacement, modification or amendment thereof).

      "Canadian Banks" has the meaning set forth in the first paragraph of the Preliminary Statement of this Agreement.

      "Canadian Company" has the meaning set forth in the first paragraph of the Preliminary Statement of this Agreement.

      "Canadian Security Agreement" means that Deed of Hypothec and Issue of Mortgage Bonds executed by the Canadian Company in favor of the Bank of America, National Association, acting through its Canada branch, as collateral agent for the benefit of the Canadian Banks, as it may be amended, modified or supplemented from time to time in accordance with its terms.

      "Collateral" means all property and assets, and interest in property and assets, upon or in which any Obligor has granted a lien or security interest to the Collateral Agent to secure the Senior Indebtedness and all balances held by the Collateral Agent or any Lender for the account of any Obligor or any other property held or owing by the Collateral Agent or any Lender to or for the credit or for the account of any Obligor with respect to which the Collateral Agent or any Lender has rights to setoff or appropriate or a common law lien.

      "Collateral Agent" has the meaning set forth in the first paragraph of this Agreement.

      "Collateral Agent Expenses" means, without limitation, all costs and expenses incurred by the Collateral Agent in connection with the performance of its duties under this Agreement, including the realization upon or protection of the Collateral or enforcing or defending any lien upon or security interest in the Collateral or any other action taken in accordance with the provisions of this Agreement, expenses incurred for legal counsel in connection with the foregoing, and any other costs, expenses or liabilities incurred by the Collateral Agent for which the Collateral Agent is entitled to be reimbursed or indemnified by a Obligor pursuant to any Collateral Document or the Bank Guaranty Agreement or by the Lenders pursuant to this Agreement.

      "Collateral Agent Obligations" means all obligations of any Obligor or any Lender to pay, reimburse or indemnify the Collateral Agent for any Collateral Agent Expenses.

      "Collateral Documents" means (i) the Security Agreement, (ii) the Joinder Agreements, (iii) any other agreement, document or instrument executed and delivered by the Company, K&M, or a direct or indirect subsidiary of the Company pursuant to the requirements of Sections 3.2 or 3.3 of the Security Agreement or paragraph 5R of the Note Agreement after the date hereof, (iv) any other agreement, document or instrument executed and delivered by any Obligor after the date hereof under which such Obligor has granted a lien upon or security interest in any property or assets to the Collateral Agent to secure all or any part of the Senior Indebtedness and (v) all financing statements, certificates, documents and instruments relating thereto or executed or provided in connection therewith, each as amended, restated, supplemented or otherwise modified from time to time. For the avoidance of doubt, the Canadian Security Agreement is not a Collateral Document.

      "Company" has the meaning set forth in the Preliminary Statement of this Agreement.

      "Credit Agreement" has the meaning set forth in the Preliminary Statement of this Agreement.

      "Credit Document" shall have the meaning set forth in the Credit
Agreement.

      "Default" has the meaning set forth in Section 3.6(a) of this Agreement.

      "Default Notice" has the meaning set forth in Section 3.6(a) of this Agreement.

      "Domestic Banks" has the meaning set forth in the first paragraph of this Agreement.

      "Enforcement" means (a) for one or more of the Agent or any Lender to make demand for payment of or accelerate the time for payment prior to the scheduled payment date of any Revolving Loan, any Revolving Note or any Senior Note, (b) for the Agent or any Lender to terminate in accordance with the Credit Agreement its commitment to make Revolving Loans or issue Letters of Credit pursuant to the Credit Agreement, (c) for one or more of the Agent or any Lender to commence the judicial enforcement of any rights or remedies under or with respect to the Credit Agreement, any Revolving Note, the Note Agreement, any Senior Note or any Senior Indebtedness, or to set off or appropriate any balances held by it for the account of any Obligor or any other property at any time held or owing by it to or for the credit or for the account of any Obligor, (d) for the Agent or any Domestic Bank to call for funding of a Letter of Credit prior to its due date,
(e) for the Collateral Agent to commence the judicial enforcement of any rights or remedies under any Collateral Document (other than an action solely for the purpose of establishing or defending the lien or security interest intended to be created by any Collateral Document upon or in any Collateral as against or from claims of third parties on or in such Collateral), to set off, freeze or otherwise appropriate any balances held by it for the account of any Obligor or any other property at any time held or owing by it to or for the credit or for the account of any Obligor or to otherwise take any action, including the exercise of self-help, to realize upon the Collateral, (f) the commencement by, against or with respect to any Obligor of any proceeding under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law or for the appointment or a receiver for such Obligor or its assets, (g) for one or more of the Agent or any Domestic Bank to make a demand for payment under the Bank Guaranty Agreement, (h) for any Noteholder to make a demand for payment under the Facility Guarantee (as defined in the Note Agreement), and (i) the payment by any Subsidiary Guarantor of any Bank Guarantee Obligations or Noteholder Guaranteed Obligations, as the case may be.

      "Events of Default" means any event or condition the occurrence or existence of which would permit or results in (i) the acceleration of any of the obligations of the Company under the Credit Agreement, (ii) the suspension or cancellation of all or part of the credit facility referred to in the Credit Agreement or (iii) the acceleration of any of the obligations of the Company under the Note Purchase Agreement.

      "Fleet" means Fleet National Bank, a Bank of America company.

      "Guaranteed Obligations" means, collectively, the Bank Guaranteed Obligations and the Noteholder Guaranteed Obligations.

      "Indemnitees" has the meaning set forth in Section 2.10 of this Agreement.

      "Joinder Agreement" shall mean those agreements between the Agent and each of K&M Legendary Services, Inc., AbItalia, Inc., American Biltrite Far East, Inc. and Abimex, LLC, pursuant to which these Subsidiaries of the Company shall become Subsidiary Guarantors.

      "K&M" has the meaning set forth in the Preliminary Statement of this Agreement.

      "Lenders" has the meaning set forth in the first paragraph of this Agreement.

      "Letter of Credit" means any "Domestic Letters of Credit", as defined in the Credit Agreement as in effect on the date hereof, issued for the account of the Company or K&M (but not the Canadian Company).

      "Letter of Credit Collateral Obligations" means, without duplication, (a) all of the obligations of the Company and K&M under Section 4.3 of the Credit Agreement to deposit cash with the Agent or any Domestic Bank with respect to Outstanding Letters of Credit Exposure and (b) all of the obligations of any Guarantor to pay any amount described in clause (a) of this definition under the Bank Guaranty Agreement. For the avoidance of doubt, obligations of the Canadian Company under Section 4.3 of the Credit Agreement shall not constitute Letter of Credit Collateral Obligations.

      "Note Agreement" has the meaning set forth in the Preliminary Statement of this Agreement.

      "Noteholder Guaranteed Obligations" means, collectively, all amounts payable by the Subsidiary Guarantors to the Noteholders pursuant to the terms of the Note Agreement.

      "Noteholders" has the meaning specified in the first paragraph of this Agreement.

      "Obligor" means the Company, K&M, and each Subsidiary Guarantor. For the avoidance of doubt, the Canadian Company is not an Obligor.

      "Outstanding Letters of Credit Exposure" at any time, means the undrawn face amount of all outstanding Letters of Credit at such time.

      "Person" means an individual, partnership, corporation (including a business trust), limited liability company or partnership, joint stock company, trust unincorporated association, joint venture, governmental agency or other authority.

      "Pro Rata Expenses Share" with respect to any Lender, means the percentage set forth opposite such Lender's name below:

               Fleet                               50%
               Noteholders                         50%
                                                   ---

               Total                               100%

; subject to any permitted assignment whereupon the assignee or transferee of such Lender shall be deemed to acquire the Pro Rata Expenses Share appropriate to the Senior Indebtedness assigned or transferred to it.

      "Required Holders" shall have the meaning set forth in the Note Agreement.

      "Required Lenders" shall have the meaning set forth in the Credit
Agreement.

      "Required Senior Lenders" means Required Holders and Required Lenders.

      "Revolving Loan" shall mean all "Domestic Revolving Loans", as defined in the Credit Agreement as in effect on the date hereof.

      "Revolving Loan and Reimbursement Obligations" means principal amount of the Revolving Loans and the reimbursement obligations due the Domestic Banks with respect to Letters of Credit.

      "Revolving Notes" shall mean all "Revolving Notes", as defined in the Credit Agreement as in effect on the date hereof.

      "Security Agreement" means each Security Agreement executed by the Company, K&M or a Subsidiary Guarantor in favor of the Collateral Agent for the benefit of the Lenders, as it may be amended, modified or supplemented from time to time in accordance with its terms.

      "Senior Indebtedness" means the Collateral Agent Obligations, the Revolving Loan and Reimbursement Obligations, the principal amount of the Senior Notes, the Letter of Credit Collateral Obligations and all of the other present or future indebtedness, liabilities and obligations of all and each of the Obligors now or hereafter owed to any or all of the Collateral Agent, the Agent or the Lenders, evidenced by or arising under, by virtue of or pursuant to any Credit Document, the Note Agreement, any Collateral Document or any document executed in connection with the foregoing or any Bank Guaranteed Obligation or Note Guaranteed Obligation, whether such indebtedness, liabilities and obligations are direct or indirect, joint, several or joint and several, or now exist or hereafter arise, and all renewals and extensions thereof, including, without limitation, all interest on the Revolving Notes and the Senior Notes and any Yield-Maintenance Amount. The term "Senior Indebtedness" shall include all of the foregoing indebtedness, liabilities and obligations whether or not allowed as a claim in any bankruptcy, insolvency, receivership or similar proceeding.

      "Senior Notes" has the meaning set forth in the Preliminary Statement of this Agreement.

      "Sharing Date" means the first date on which a Sharing Event shall occur.

      "Sharing Event" means (a) an Enforcement, (b) the occurrence of any Event of Default under the Credit Agreement or the Note Purchase Agreement and the earlier of (i) actual knowledge of the Collateral Agent of such Event of Default or (ii) receipt of notice of such Event of Default by the Collateral Agent or
(c) any refusal by the Agent or any Bank to advance or continue any Revolving Credit Loans or issue any Letter of Credit requested by the Company or K&M (irrespective of whether the conditions precedent thereto specified in the Credit Agreement have been satisfied) where such Revolving Credit Loans or issuance would not cause the limitations set forth in Section 2.1.2 of the Credit Agreement to be exceeded.

      "Special Cash Collateral Account" has the meaning set forth in Section 3.1(c) of this Agreement.

      "Subsidiary Guarantors" means each domestic Subsidiary of the Company (other than Tullahoma Properties, L.L.C. and, solely with respect to the Credit Agreement, K&M) as of the date of this Agreement and each other Subsidiary of the Company that may hereafter become (or should have become, in accordance with the Company's contractual arrangements with the Agent and the Banks or the Noteholders) a guarantor of the Senior Indebtedness. For the avoidance of doubt, the Canadian Company is not a Subsidiary Guarantor.

      "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

      "Third Party Guarantee" has the meaning set forth in Section 3.3 of this Agreement.

      "Transferee" has the meaning set forth in Section 5.7 of this Agreement

      "Yield-Maintenance Amount" shall mean the "Yield-Maintenance Amount", as defined in the Note Agreement.

      Section 1.2. Certain Other Terms. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not in any particular provision of this Agreement. Section references are to this Agreement unless otherwise specified. All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural and vice versa, unless otherwise specified.

                                   ARTICLE II

                    APPOINTMENT OF FLEET AS COLLATERAL AGENT
                          FOR THE LENDERS AND THE AGENT

      Section 2.1. Appointment of Collateral Agent. Subject in all respects to the terms and provisions of this Agreement, each of the Lenders and the Agent hereby appoint Fleet to act as agent for the benefit of each of the Lenders and the Agent with respect to the liens upon and the security interests in the Collateral and the rights and remedies granted under and pursuant to the Collateral Documents, and Fleet hereby accepts such appointment and agrees to act as such agent. The appointment of the Collateral Agent pursuant to this Agreement shall be effective with respect to all financing statements filed in any filing office with respect to any Obligor, if any, prior to the date of this Agreement on and as of the date filed. The agency created hereby shall in no way impair or affect any of the rights and powers of, or impart any duties or obligations upon, Fleet in its individual capacity as a Lender or in its capacity as Agent. To the extent legally necessary to enable the Collateral Agent to enforce or otherwise foreclose and realize upon any of the liens or security interests in the Collateral in any legal proceeding which the Collateral Agent either commences or joins as a party in accordance with the terms hereof, the Agent and each of the Lenders agree to join as a party in such proceeding and take such action therein concurrently to enforce and obtain a judgment for the payment of the Senior Indebtedness held by it.

      Section 2.2. Duties of Collateral Agent. Subject to the Collateral Agent having been directed to take such action in accordance with the terms of this Agreement, the Agent and each Lender hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of the Collateral Documents and any other instruments, documents and agreements referred to therein and to exercise such powers thereunder as are specifically delegated to the Collateral Agent by the terms thereof and such other powers as are reasonably incidental thereto. Subject to the provisions of Section 4.3 hereof, the Collateral Agent is hereby irrevocably authorized to take all actions on behalf of the Agent and the Lenders to enforce the rights and remedies of the Collateral Agent, the Agent and the Lenders provided for in the Collateral Documents or by applicable law with respect to the liens upon and security interests in the Collateral granted to secure the Senior Indebtedness; provided, however, that, notwithstanding any provision to the contrary in any Collateral Documents, (i) except as otherwise provided herein, the Collateral Agent shall act solely at and in accordance with the written direction of the Required Senior Lenders, (ii) the Collateral Agent shall not, without the written consent of all of the Lenders, release, reconvey or terminate by affirmative action or consent to any lien upon or security interest in any Collateral granted under any Collateral Documents (except (x) upon dispositions of Collateral by an Obligor as permitted in accordance with the terms of the Credit Agreement and the Note Agreement prior to the occurrence of an Event of Default, (y) upon disposition of such Collateral after an Event of Default pursuant to direction given under clause (i) hereof and (z) with respect to property in or on which, by the terms of the Credit Agreement and the Note Agreement, a security interest or lien is not required to be granted to the Collateral Agent) and (iii) the Collateral Agent shall not accept any Senior Indebtedness in whole or partial consideration for the disposition of any Collateral without the written consent of all of the Lenders. The Collateral Agent agrees to make such demands and give such notices under the Collateral Documents as may be requested by, and to take such action to enforce the Collateral Documents and to foreclose or otherwise realize upon, collect and dispose of the Collateral or any portion thereof as may be directed by, the Required Senior Lenders; provided, however, that the Collateral Agent shall not be required to take any action that is contrary to law or the terms of the Collateral Documents or this Agreement. Once a direction to take any action has been given by the Required Senior Lenders to the Collateral Agent, and subject to any other directions which may be given from time to time by the Required Senior Lenders, decisions regarding the manner in which any such action is to be implemented and conducted (with the exception of any decision to settle, compromise or dismiss any legal proceeding, with or without prejudice, which shall require the written direction of the Required Senior Lenders) shall be made by the Collateral Agent, with the assistance and upon the advice of its counsel. Notwithstanding the provisions of the preceding sentence, any and all decisions to settle, compromise or dismiss any legal proceeding, with or without prejudice, which implements, approves or results in or has the effect of causing any release, change or occurrence, where such release, change or occurrence otherwise would require unanimous approval of all of the Lenders pursuant to the terms of this Agreement, also shall require the unanimous approval of all of the Lenders. The Collateral Agent shall be entitled to assume that no Event of Default or Enforcement exists until either notice has been given to the Collateral Agent of an Event of Default or Enforcement by an Obligor or a Lender, or the Collateral Agent shall have actual knowledge that an Event of

Default or Enforcement has occurred (and for this purpose the actual knowledge of the Collateral Agent which is also a Lender or the Agent shall include any actual knowledge which the Collateral Agent may have in its capacity as a Lender or the Agent).

      Section 2.3. Requesting Instructions. The Collateral Agent may at any time request directions from the Lenders as to any course of action or other matter relating to the performance of its duties under this Agreement and the Collateral Documents and the Lenders shall respond to such request in a reasonably prompt manner.

      Section 2.4. Emergency Actions. If the Collateral Agent has asked the Lenders for instructions following the receipt of any notice of an Event of Default and if the Required Senior Lenders have not responded to such request within ten business days, the Collateral Agent shall be authorized to take such actions with regard to such Event of Default which the Collateral Agent, in good faith, believes to be reasonably required to protect the Collateral from damage or destruction; provided, however, that (i) prior to the expiration of such ten day period the Collateral Agent shall be authorized to take such actions with regard to such Event of Default which the Collateral Agent, in good faith, believes to be reasonably required to prevent irreparable damage to the Collateral which might result from a delay and (ii) once instructions have been received from the Required Senior Lenders, the actions of the Collateral Agent shall be governed thereby and the Collateral Agent shall not take any further action which would be contrary thereto.

      Section 2.5. Document Amendments. An amendment, supplement, modification, restatement or waiver of any provision of any Collateral Document, any consent to any departure by any Obligor therefrom, or the execution or acceptance by the Collateral Agent of any Collateral Document not in effect on the date hereof shall be effective if and only if, consented to in writing by the Required Senior Lenders; provided, however, that, (i) no such amendment, supplement, modification, restatement, waiver, consent or such Collateral Document not in effect on the date hereof which imposes any additional responsibilities upon the Collateral Agent shall be effective without the written consent of the Collateral Agent and (ii) no such amendment, supplement, modification, waiver or consent shall release, reconvey or terminate the security interest in or lien on any Collateral from the lien or security interest created by any Collateral Document not subject to the exception in Section 2.2(ii) hereof or narrow the scope of the property or assets in which a lien or security interest is granted pursuant to any Collateral Document without the written consent of all Lenders.

      Section 2.6. Administrative Actions. The Collateral Agent shall have the right, but not the obligation, to take such actions hereunder and under the Collateral Documents, not inconsistent with the instructions of the Required Senior Lenders or the terms of the Collateral Documents and this Agreement, as the Collateral Agent in good faith deems necessary or appropriate to perfect or continue the perfection of the liens on the Collateral for the benefit of the Lenders.

      Section 2.7. Collateral Agent Action Through Others. The Collateral Agent may perform any of its duties under this Agreement and the Collateral Documents by or through attorneys (which attorneys may be the same attorneys who represent the Agent or any Lender), agents or other Persons reasonably deemed appropriate by the Collateral Agent. The Collateral Agent shall not be liable to the Lenders for the misconduct of any such attorneys, agents or other Persons selected by the Collateral Agent with reasonable care. In addition, the Collateral Agent may act in good faith reliance upon the opinion or advice of attorneys selected by the Collateral Agent. In all cases the Collateral Agent may pay customary and reasonable compensation to all such attorneys, agents or other Persons as may be employed in connection with the performance of its duties under this Agreement and the Collateral Documents and the same shall constitute Collateral Agent Expenses for purposes hereof.

      Section 2.8. Resignation and Removal of Collateral Agent.

      (a) The Collateral Agent (i) may resign at any time upon notice to the Lenders and (ii) may be removed at any time upon the written request of the Required Senior Lenders sent to the Collateral Agent and the other Lenders.

      (b) If the Collateral Agent shall resign or be removed, the Required Senior Lenders shall have the right to select a replacement Collateral Agent by notice to the Collateral Agent and the other Lenders.

      (c) Upon any replacement of the Collateral Agent, the Collateral Agent shall assign all of the liens upon and security interests in all Collateral under the Collateral Documents, and all right, title and interest of the Collateral Agent under all the Collateral Documents, to the replacement Collateral Agent, without recourse to the Collateral Agent or any Lender and at the expense of the Company. In addition, the Collateral Agent shall execute such assignments and amendments of UCC financing statements and perform such other acts as are necessary or appropriate to maintain the due perfection of the security interests in and liens on the Collateral.

      (d) No resignation or removal of the Collateral Agent shall become effective until a replacement Collateral Agent shall have been selected as provided herein and shall have executed and delivered to each Lender a joinder agreement in the form attached hereto as Exhibit A. In the event that a replacement Collateral Agent shall not have been selected as provided herein or shall not have assumed such obligations within 90 days after the resignation or removal of the Collateral Agent, then the Lender holding the largest outstanding amount of Senior Indebtedness may appoint the replacement Collateral Agent.

      (e) Any replacement Collateral Agent shall be a Lender or a bank, trust company, or insurance company having capital, surplus and undivided profits of at least $500 million.

      Section 2.9. Indemnification of Collateral Agent. Each Obligor, by their consent hereto, hereby jointly and severally agree to indemnify and hold the Collateral Agent, its officers, directors, employees and agents (including, but not limited to, any attorneys acting at the direction or on behalf of the Collateral Agent) harmless against any and all costs, claims, damages, penalties, liabilities, losses and expenses (including, but not limited to, court costs and attorneys' fees and disbursements) which may be incurred by or asserted against the Collateral Agent or any such officers, directors, employees and agents by reason of its status as agent hereunder or which pertain, whether directly or indirectly, to this Agreement, the Collateral Documents, or to any action or failure to act of the Collateral Agent as agent hereunder, except to the extent any such action or failure to act by the Collateral Agent constitutes gross negligence or willful misconduct. The obligations of the Obligor under this Section 2.9 shall survive the payment in full of the Senior Indebtedness and the termination of this Agreement.

      Section 2.10. Liability of Collateral Agent. In absence of gross negligence or willful misconduct, the Collateral Agent will not be liable to the Agent or any Lender for any action or failure to act or any error of judgment, negligence, mistake or oversight on its part or on the part of any of its officers, directors, employees or agents. To the extent not paid by the Obligor, each Lender hereby severally, and not jointly, agrees to indemnify and hold the Collateral Agent and each of its officers, directors, employees and agents (collectively, "Indemnitees") harmless from and against any and all liabilities, costs, claims, damages, penalties, losses and actions of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for any Indemnitee) incurred by or asserted against any Indemnitee arising out of or in relation to this Agreement, the Collateral Documents, or its status as agent hereunder or any action taken or omitted to be taken by any Indemnitee pursuant to and in accordance with any of the Collateral Documents and this Agreement, except to the extent arising from the gross negligence or willful misconduct, with each Lender being liable only for its Pro Rata Expenses Share of any such indemnification liability. The obligations of the Lenders under this
Section 2.10 shall survive the payment in full of the Senior Indebtedness and the termination of this Agreement.

      Section 2.11. No Reliance on Collateral Agent. Neither the Collateral Agent nor any of its officers, directors, employees or agents (including, but not limited to, any attorneys acting at the direction or on behalf of the Collateral Agent) shall be deemed to have made any representations or warranties, express or implied, with respect to, nor shall the Collateral Agent or any such officer, director, employee or agent be liable to the Agent or any Lender or responsible for (i) any warranties or recitals made by any Obligor in the Collateral Documents or any other agreement, certificate, instrument or document executed by any Obligor in connection therewith, (ii) the due or proper execution or authorization of this Agreement or any Collateral Documents by any party other than the Collateral Agent, or the effectiveness, enforceability, validity, genuineness or collectibility as against any Obligor of any Collateral Document or any other agreement, certificate, instrument or document executed by any Obligor in connection therewith, (iii) the present or future solvency or financial worth of any Obligor or (iv) the value, condition, existence or ownership of any of the Collateral or the perfection of any lien upon or security interest in the Collateral (whether now or hereafter held or granted) or the sufficiency of any action, filing, notice or other procedure taken or to be taken to perfect, attach or vest any lien or security interest in the Collateral. Except as may be required by Section 2.2 hereof, the Collateral Agent shall not be required, either initially or on a continuing basis, to (A) make any inquiry, investigation, evaluation or appraisal respecting, or enforce performance by any Obligor of, any of the covenants, agreements or obligations of any Obligor under any Collateral Document or (B) undertake any other actions (other than actions expressly required to be taken by it under this Agreement). Nothing in any of the Collateral Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations, duties or responsibilities except as set forth in this Agreement and therein. The Collateral Agent shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram, telefacsimile or other paper or document given to it by any Person reasonably and in good faith believed by it to be genuine and correct and to have been signed or sent by such Person. The Collateral Agent shall have no duty to inquire as to the performance or observance of any of the terms, covenants or conditions of the Credit Agreement or the Note Agreement. Except upon the direction of the Required Senior Lenders pursuant to Section 2.2 of this Agreement, the Collateral Agent will not be required to inspect the properties or books and records of any Obligor for any purpose, including to determine compliance by the Obligors with their respective covenants respecting the perfection of security interests.

      Section 2.12. Limited Agency. The Collateral Agent, the Agent and the Lenders agree that it is the intent of the Lenders to limit the scope of the powers of the Collateral Agent to the specific powers delegated hereunder, together with such powers as are reasonably incidental thereto, and the Collateral Agent does not and shall not have any right or authority to bind the Agent or any Lender in any other manner or thing whatsoever.

                                  ARTICLE III

                               SHARING PROVISIONS

      Section 3.1. Sharing of Payments and Proceeds After Sharing Event.

      (a) On and after the occurrence of any Sharing Event, all proceeds of Collateral held or received by the Collateral Agent, the Agent or any Lender (including, without limitation, any amount of any balances held by the Collateral Agent, the Agent or any Lender for the account of any Obligor or any other property held or owing by it to or for the credit or for the account of any Obligor to the extent set off or appropriated by it, but excluding, except as otherwise provided in paragraph (c) of this Section 3.1, amounts on deposits in the Special Cash Collateral Account provided for in such paragraph (c)) and any other payments received, directly or indirectly, by the Collateral Agent, the Agent or any Lender on or with respect to any Senior Indebtedness (including, without limitation, any payment made by K&M under the Credit Agreement or any payment under any Bank Guaranty Agreement or with respect to any Guaranteed Obligations, any payment in any insolvency or reorganization proceeding and the proceeds from any sale of any Senior Indebtedness or any interest therein to any Obligor or any affiliate of any Obligor) shall be delivered to the Collateral Agent and distributed as follows:

            (i) First, to the Collateral Agent in the amount of any unpaid Collateral Agent Obligations;

            (ii) Next, to the Lenders in the amount of any unreimbursed amounts paid by the Lenders to any Indemnitee pursuant to Section 2.10 hereof, pro rata in proportion to the respective unreimbursed amounts thereof paid by each Lender;

            (iii) Next, to the Lenders in the amount of any unpaid interest accrued on the Senior Indebtedness, pro rata in proportion to the respective amounts thereof owed to each Lender as of the applicable Sharing Date;

            (iv) Next, to the Lenders in the amount of any outstanding principal amount of the Revolving Loan and Reimbursement Obligations, any unpaid Letter of Credit Collateral Obligations, any outstanding principal amount of the Senior Notes and any Yield-Maintenance Amount that may be due upon any prepayment of the Senior Indebtedness, pro rata in proportion to the respective amounts thereof owed to each Lender as of the applicable Sharing Date (and, for this purpose, Letter of Credit Collateral Obligations shall be considered to have been paid to the extent of any amount then on deposit in the Special Cash Collateral Account provided for in paragraph (c) of this Section 3.1); provided, however, in no event shall an amount in excess of $2,500,000 be distributed under this clause
      (iv) with respect to Yield-Maintenance Amount;

            (v) Next, to the holders of the Senior Notes in the amount of the balance, if any, of any Yield-Maintenance Amount that may be due upon any prepayment of the Senior Indebtedness; and

            (vi) Next, to the Lenders in the amount of any other unpaid Senior Indebtedness, pro rata in proportion to the respective amounts thereof owed to each Lender as of such Enforcement.

      After all Senior Indebtedness has been indefeasibly paid in full in cash, the balance of the proceeds of the Collateral, if any, shall be paid to the Obligors, as applicable, or as otherwise required by law.

      (b) For the purposes of this Section 3.1, any reduction in the Outstanding Letters of Credit Exposure after an Enforcement which is achieved due to a payment by or on behalf of any Obligor to any beneficiary of any Letter of Credit which discharges an obligation which otherwise would have been the basis for a payment or acceptance of a draft pursuant to such Letter of Credit shall, to the extent of such reduction, be deemed to be a payment with respect to the Senior Indebtedness received on the date of such reduction by the Lender or Lenders issuing such Letter of Credit.

      (c) Any payment pursuant to clause (a)(iv) above with respect to Letter of Credit Collateral Obligations shall be paid to the Collateral Agent for deposit in an account (the "Special Cash Collateral Account") to be held as collateral for the Senior Indebtedness and disposed of as provided herein. On each date after the occurrence of an Enforcement on which a payment is made to a beneficiary pursuant to a draw on a Letter of Credit, the Collateral Agent shall distribute to the Agent from the Special Cash Collateral Account for application to the payment of the reimbursement obligation due to the Banks with respect to such draw on amount equal to the product of (1) the amount then on deposit in the Special Cash Collateral Account and (2) a fraction, the numerator of which is the amount of such draw and the denominator of which is the amount of the Outstanding Letter of Credit Exposure immediately prior to such draw. On each date after the occurrence of an Enforcement on which a reduction in the Outstanding Letters of Credit Exposure occurs other than on account of a payment made to a beneficiary pursuant to a draw on a Letter of Credit, then the Collateral Agent shall distribute from the Special Cash Collateral Account an amount equal to the product of (1) the amount then on deposit in the Special Cash Collateral Account and (2) a fraction the numerator of which is the amount of such reduction and the denominator of which is the amount of the Outstanding Letters of Credit Exposure immediately prior to such reduction, which amount shall be distributed as provide in clauses (a)(i) through (vi) above. At such time as the amount of the Outstanding Letters of Credit Exposure is reduced to zero, any amount remaining in the Special Cash Collateral Account, after the distribution therefrom as provided above, shall be distributed as provided in clauses (a)(i) through (vi), above.

      (d) Except as otherwise provided in this subsection (d), the distribution provisions of this Section 3.1 are for the purpose of determining the relative amounts of payments to be distributed to the Lenders and not for the purposes of creating an agreement among the parties as to the manner in which any proceeds or other payments distributed to them are actually to be applied to pay the Senior Indebtedness. Each Lender shall be free, in its own discretion, to apply any proceeds or other payments distributed to it hereunder to the Senior Indebtedness held by such Lender in such order as it may determine. Each Obligor, by its consent hereto, agrees that in the event any payment is made pursuant to the distribution provisions of this Section 3.1, the amount distributed to each Lender shall be applied to the Senior Indebtedness owing to such Lender in the manner in which such Lender elects as provided in the preceding sentence. Notwithstanding the foregoing, for all purposes of this Agreement the Senior Indebtedness shall be deemed paid to the same extent that proceeds and other payments are distributed with respect to it pursuant to
Section 3.1(a) notwithstanding the actual application thereof by any individual Lender to the Senior Indebtedness owing to it. Each Obligor, by its consent hereto, agrees that, notwithstanding anything to the contrary in this Agreement, the Credit Agreement or the Note Agreement, the amount of the obligations in respect of Senior Indebtedness owed by any Obligor to a Lender (1) shall be reduced by the amount of the proceeds or other payments received by such Lender pursuant to the distribution provisions of this Section 3.1 and (2) shall not be reduced by the amount of the proceeds or other payments paid over to the Collateral Agent by such Lender pursuant to the provisions of subsections (a),
(b) and (c) of this Section 3.1.

      Section 3.2. Invalidated Payments. If any amount paid by any Lender to the Collateral Agent for distribution in accordance with the provisions of this Agreement is subsequently required to be returned or repaid, whether by court order, settlement or otherwise, such Lender shall promptly notify the Collateral Agent of such requirement, the Collateral Agent shall notify each of the Lenders thereof, and each Lender shall, promptly upon its receipt of such notice from the Collateral Agent, pay to the Collateral Agent the pro rata portion received by it of such amount, without any interest thereon, for payment to the appropriate party in interest. If any such amounts are subsequently recovered by any Lender, such Lender shall remit such amounts to the Collateral Agent and the Collateral Agent shall redistribute such amounts to the Lenders, without any interest thereon, on the same basis as such amounts were originally distributed. The obligations of the Lenders and the Collateral Agent under this Section 3.2 shall survive the repayment of the Senior Indebtedness and termination of the Bank Guaranty Agreement and the Note Agreement.

      Section 3.3. Additional Collateral. Each of the Lenders hereby covenants and agrees that (i) such Lender will not accept from any Person on behalf of the Company or any Subsidiary any guarantee (a "Third-Party Guarantee") of any of the Senior Indebtedness or any other Senior Indebtedness owing to such Lender unless such Person also guarantees substantially contemporaneously, by the same or separate instrument, the payment of all of the Senior Indebtedness owing to all Lenders (or, if such Third-Party Guarantee guarantees only a portion thereof owing to such Lender, such Lender will not accept such Third-Party Guarantee unless such Guarantor simultaneously guarantees the same proportion of Senior Indebtedness owing to the other Lenders) and (ii) such Lender will not take, accept or obtain any security interest in, or lien or encumbrance upon (an "Additional Lien"), any assets of any of the Company or any Subsidiary or any other Person (other than assets which, if obtained by the Lenders, would be shared pro rata as provided herein) to secure the payment and performance of the Senior Indebtedness or any other Senior Indebtedness owed to such Lender except by virtue of all of the Lenders being granted a security interest in, or lien upon, such assets, in either case, pursuant to documents in form and substance satisfactory to all of the Lenders, to secure the Senior Indebtedness pro rata as provided herein.

      Section 3.4. Turnover of Collateral. If the Agent or any Lender acquires custody, control or possession of any Collateral or any proceeds thereof or any payment of any Guaranteed Obligation other than pursuant to the terms of this Agreement, the Agent or such Lender, as the case may be, shall promptly cause such Collateral or the proceeds thereof or any such payment to be delivered to or put in the custody, possession or control of the Collateral Agent for disposition and distribution in accordance with the provisions of Section 3.1 of this Agreement. Until such time as the Agent or such Lender, as the case may be, shall have complied with the provisions of the immediately preceding sentence, the Agent or such Lender, as the case may be, shall be deemed to hold such Collateral and the proceeds thereof or any such payment in trust for the parties entitled thereto under this Agreement.

      Section 3.5. Accounting; Adjustments.

      (a) The Collateral Agent, the Agent and each Lender agrees to render at any time an accounting to any of the others of the amounts of the outstanding Senior Indebtedness, receipts of payments from the Obligors or from the Collateral and of other items relevant to the provisions of this Agreement upon the request from one of the other Lenders as soon as reasonably practicable after such request, giving effect to the application of payments and the proceeds of Collateral as hereinbefore provided in this Agreement.

      (b) Each party hereto agrees that to the extent any payment of any Senior Indebtedness made to it hereunder is in excess of the amount due to be paid to it hereunder, then it shall pay to the other parties hereto such amounts so that, after giving effect to such payments, the amounts received by all parties are equal to the amounts to be paid to them hereunder.

      (c) Any payments to be made hereunder to the Banks shall be paid to the Agent for the account of the Banks.

      Section 3.6. Notice; Cooperation of Lender. Each Lender hereby agrees and covenants with each other Lender that:

      (a) Promptly after having actual knowledge of the occurrence of any default (without taking into account any grace or cure period applicable thereto) under the terms of or as defined in the Credit Agreement or the Note Purchase Agreement or any Collateral Document (a "Default") or an Event of

Default, each Lender (with the Banks acting as a group through direction to the Agent) will deliver to the Collateral Agent and to each other Lender written notice of such Default or such Event of Default, as the case may be (a "Default Notice") identifying the nature of such Default or such Event of Default, as the case may be, and specifying the document under which such Default or such Event of Default, as the case may be, arose;

      (b) it will from time to time provide such information that is available to it to the Collateral Agent as may be necessary to enable the Collateral Agent to make any calculation hereunder or otherwise required for any other purpose hereof;

      (c) it will from time to time consult with the Collateral Agent and the other Lenders in good faith regarding the Enforcement of its rights with a view to recovering amounts due under any of the Collateral Documents; and

      (d) it will not amend, modify, supplement or waive any of the terms or provisions of any Collateral Document in any manner detrimental to any other Lender or in any manner impair the Collateral without the consent of the Required Senior Lenders.

                                   ARTICLE IV

                             NO CONTEST; BANKRUPTCY

      Section 4.1. Contesting Liens or Security Interests; No Partitioning or Marshalling of Collateral; Contesting Senior Indebtedness.

      (a) Neither the Collateral Agent, the Agent nor any Lender shall contest the validity, perfection, priority or enforceability of or seek to avoid, have declared fraudulent or have set aside any lien or security interest granted to the Collateral Agent or any Noteholder Guaranteed Obligations or any Bank Guaranteed Obligations and each party hereby agrees to cooperate in the defense of any action contesting the validity, perfection, priority or enforceability of such liens or security interests or Guaranteed Obligations. Each party shall also use its best efforts to notify the other parties of any change in the location of any of the Collateral or the business operations of any Obligor or of any change in law which would make it necessary or advisable to file additional financing statements in another location to be created by the Collateral Documents, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any other party hereto and any third party.

      (b) Notwithstanding anything to the contrary in this Agreement or in any Collateral Document, neither the Agent nor any Lender shall have the right to have any of the Collateral, or any security interest or other property being held as security for all or any part of the Senior Indebtedness by the Collateral Agent, partitioned, or to file a complaint or institute any proceeding at law or in equity to have any of the Collateral or any such security interest or other property partitioned, and the Agent and each Lender hereby waives any such right. The Collateral Agent, the Agent and each Lender hereby waive any and all rights to have the Collateral, or any part thereof, marshaled upon any foreclosure of any of the liens of security interests securing the Senior Indebtedness.

      (c) Neither the Collateral Agent, the Agent nor any Lender shall contest the validity or enforceability of or seek to avoid, have declared fraudulent or have set aside any Senior Indebtedness. In the event any Senior Indebtedness is invalidated, avoided, declared fraudulent or set aside for the benefit of any Obligor, the Collateral Agent, the Agent and the Lenders agree that such Senior Indebtedness shall nevertheless by considered to be outstanding for all purposes of this Agreement.

      (d) Each party hereto agrees to cooperate fully with the other parties hereto, in the exercise of its reasonable judgment, to the end that the terms and provisions of this Agreement may be promptly and fully carried out. Each party hereto also agrees, from time to time, to execute and deliver any and all other agreements, documents or instruments and to take such other actions, all as may be reasonably necessary or desirable to effectuate the terms, provisions and intent of this Agreement.

      Section 4.2. Lien Priorities. The parties hereto expressly agree that the security interests and liens granted to the Collateral Agent shall secure the Senior Indebtedness on a pari passu basis for the benefit of the Collateral Agent, the Agent and the Lenders and that, notwithstanding the relative priority or the time of grant, creation, attachment or perfection under applicable law of any security interests and liens, if any, of any of the Collateral Agent, the Agent or any Lender upon or in any of the Collateral to secure any Senior Indebtedness, whether such security interests and liens are now existing or hereafter acquired or arising and whether such security interests and liens are in or upon now existing or hereafter arising Collateral, such security interests and liens shall be first and prior security interests and liens in favor of the Collateral Agent to secure the Senior Indebtedness on a pari passu basis for the benefit of the Collateral Agent, the Agent and the Lenders.

      Section 4.3. Bankruptcy Proceedings. Nothing contained herein shall limit or restrict the independent right of any Lender to initiate an action or actions in any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding in its individual capacity and to appear or be heard on any matter before the bankruptcy or other applicable court in any such proceeding, including, without limitation, with respect to any question concerning the post-petition usage of Collateral and post-petition financing arrangements. The Collateral Agent is not entitled to initiate such actions on behalf of any Lender or to appear and be heard on any matter before the bankruptcy or other applicable court in any such proceeding to enter into any agreement for, or give any authorization or consent with respect to, the post-petition usage of Collateral, unless such agreement, authorization or consent with respect to the post-petition usage of Collateral has been approved in writing by the Required Lenders and Required Holders. This Agreement shall survive the commencement of any such bankruptcy, reorganization, compromised, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding.

      Section 4.4. Other Rights. Nothing contained in this Agreement shall (i) prevent any Lender from imposing a default rate of interest in accordance with the Credit Agreement, the Revolving Notes, the Note Agreement or the Senior

Notes, as applicable, or prevent a Lender from raising any defenses in any action in which it has been made a party defendant or has been joined as a third party, except that the Collateral Agent may direct and control any defense directly relating to the Collateral or any one or more of the Collateral Documents as directed by the Required Senior Lenders, which shall be governed by the provisions of this Agreement or (ii) affect or impair the right any Lender may have under the terms and conditions governing the Senior Indebtedness to accelerate and demand repayment of such Senior Indebtedness. Subject only to the express limitations set forth in this Agreement, each Lender retains the right to freely exercise its rights and remedies as a general creditor of the Obligors in accordance with applicable law and agreements with the Obligors, including, without limitation, the right to file a lawsuit and obtain a judgment therein against the Obligors and to enforce such judgment.

                                   ARTICLE V

                                  MISCELLANEOUS

      Section 5.1. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

      Section 5.2. Certain Notices. Each of the Collateral Agent, the Agent and each Lender agrees to use its reasonable efforts to give to the others (a) copies of any notice of the occurrence or existence of an Event of Default sent to any Obligors, simultaneously with, and in the same manner as, the sending of such notice to such Obligors, (b) notice of the occurrence or existence of an Event of Default of which such party has knowledge, promptly after obtaining knowledge thereof, (c) notice of the refusal of the Agent or any Bank to make any Revolving Loans or issue any Letter of Credit, promptly after such refusal and (d) notice of an Enforcement by such party, prior to commencing such Enforcement, but the failure to give any of the foregoing notices shall not affect the validity of such notice of an Event of Default given to an Obligor or create a cause of action against or cause a forfeiture of any rights of the party failing to give such notice or create any claim or right on behalf of any third party.

      Section 5.3. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one agreement, and shall constitute a binding agreement when executed by each of the parties hereto.

      Section 5.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successor and assigns of the parties hereto including any assignees of the Senior Indebtedness and Persons subsequently becoming parties to the Credit Agreement as a "Bank" thereunder.

      Section 5.5. Amendments to Agreement and Documentation. This Agreement and the provisions hereof may be amended, modified or waived only by a writing signed by the Collateral Agent, the Agent and all of the Lenders. Neither
Section 2.5, nor any other provision of this Agreement, shall in any way limit the ability of any Lender to waive, amend or otherwise modify any document relating to the Senior Indebtedness (including, without limitation, increasing the respective amounts thereof), except that, without the consent of all Lenders, no Lender shall release any Subsidiary Guarantor from its liabilities in respect of such obligations unless the portion of such Senior Indebtedness owing to such Lender shall have been finally and indefeasibly paid in full except as permitted by each of the Credit Agreement and the Note Purchase Agreement or any Collateral Document.

      Section 5.6. Termination. This Agreement shall terminate upon the payment in full of all Senior Indebtedness and the termination of the Credit Agreement, Bank Guaranty Agreement and the Note Agreement.

      Section 5.7. Transfer. In connection with an assignment of all, or of a proportionate part of all, of any Lender's right, title and interest under the Credit Agreement or Note Purchase Agreement, as the case may be, to any bank, insurance company, other financial institution or other Person (the "Transferee"), such Transferee shall become a Lender hereunder only upon, and each of the Lenders party hereto hereby covenants and agrees that prior to the effectiveness of any transfer it shall cause to occur, (i) the written agreement of such transferor Lender and such Transferee and (ii) the receipt by the Collateral Agent of a supplement to this Agreement in the form of Exhibit B hereto executed by such Transferee.

      Section 5.8. No Waiver. No failure or delay on the part of any Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

      Section 5.9. Notices. All written communications provided for hereunder shall be sent (x) by telecopier if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service, with charges prepaid, or (y) by first class mail or nationwide overnight delivery service, with charges prepaid and

            (i) if to a Bank, addressed to such Bank at the address specified on the signature page hereof or any such other address as the Bank shall have specified to the Noteholders and the Collateral Agent in writing,

            (ii) if to any Noteholder, addressed to such Noteholder at the address specified on the signature page hereof, or at such other address as such Noteholder shall have specified to the Agent and the Collateral Agent (if one has been appointed) in writing, and

            (iii) if to the Collateral Agent, addressed to the Collateral Agent at such address specified on the signature page hereof, or at such other address as the Collateral Agent shall have specified to each Lender in writing.

      Section 5.10. Third Party Beneficiary. No Person, including, without limitation, the Subsidiary Guarantors, K&M, the Canadian Company, and the Company, other than the Lenders, the Collateral Agent and their respective successors and assigns, shall have any rights under this Agreement.

      Section 5.11. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 5.12. Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      Section 5.13. Submission to Jurisdiction; Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK OR BUFFALO, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. NONE OF THE PARTIES HERETO SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF OR OTHERWISE RELATED TO THIS AGREEMENT AND EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO ANY SUCH JURY TRIAL AND ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY SUCH PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 5.13.

      Section 5.14. Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings related to the subject matter hereof.

      Section 5.15. Replacement of Existing Intercreditor Agreement. Upon the execution and delivery of this Agreement, the Existing Intercreditor Agreement shall be deemed replaced by this Agreement and no longer of any force or effect.

      Section 5.16. Affirmation of Security Agreement. Each of the Lenders agrees that each reference in the Security Agreement to the "Credit Agreement" and the "Note Agreement" shall be deemed to refer to the Credit Agreement and the Note Agreement, as defined herein.

                            [Signatures On Next Page]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

                                 Collateral Agent:

                                 FLEET NATIONAL BANK, as Collateral
                                 Agent on behalf of the Lenders


                                 By: /s/ Jean S. Manthorne
                                     ---------------------
                                     Name: Jean S. Manthorne
                                     Title: SVP

                                 Address:

                                 Fleet National Bank
                                 Massachusetts Middle Market Division
                                 100 Federal Street
                                 Boston, Massachusetts 02110
                                 Telecopy: (617) 434-8102

                                 Banks:

                                 FLEET NATIONAL BANK, as Agent for the Banks and individually as Domestic Bank


                                 By: /s/ Jean S. Manthorne
                                     ---------------------
                                     Name: Jean S. Manthorne
                                     Title: SVP

                                 Address:

                                 Fleet National Bank
                                 Massachusetts Middle Market Division
                                 100 Federal Street
                                 Boston, Massachusetts 02110
                                 Telecopy: (617) 434-8102

                    Signature Page to Intercreditor Agreement

                                 Noteholders:

                                 THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


                                 By: /s/ Billy Greer
                                     ---------------
                                     Name: Billy Greer
                                     Vice President

                                 Address:

                                 The Prudential Insurance Company of
                                     America
                                 c/o Prudential Capital Group
                                 1114 Avenue of the Americas
                                 New York, NY 10036
                                 Attention: Managing Director
                                 Telecopier: 212-626-2077

                    Signature Page to Intercreditor Agreement

                   ACKNOWLEDGMENT OF AND CONSENT AND AGREEMENT
                TO INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

      The undersigned, the Obligors described in the Intercreditor and Collateral Agency Agreement set forth above, acknowledge and, to the extent required, consent to the terms and conditions thereof. The undersigned Obligors do hereby further acknowledge and agree to their joint and several agreements under Sections 2.9 and 3.1(d) of the Intercreditor and Collateral Agency Agreement and acknowledge and agree that no Obligor is a third-party beneficiary of, or has any rights under, the Intercreditor and Collateral Agency Agreement.

      If the Collateral Agent, the Agent or any Lender shall violate the terms of the Intercreditor and Collateral Agency Agreement, each Obligor agrees, by its consent hereto, that it shall not use such violation as a defense to any enforcement by any such party nor assert such violation as a counterclaim or basis for setoff or recoupment against any such party.

      This Acknowledgment of and Agreement to Intercreditor and Collateral Agency Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute but one of the same instrument.

      IN WITNESS WHEREOF, the parties below have caused this Acknowledgment of and Consent and Agreement to Intercreditor and Collateral Agency Agreement to be executed by their respective duly authorized officer as of May __, 2005.


                                 AMERICAN BILTRITE INC., a Delaware corporation


                                 By /s/ Howard N. Feist III
                                    -----------------------
                                    Name: Howard N. Feist III
                                    Title: VP Finance


                                 K&M ASSOCIATES L.P.

                                 By: AIMPAR, INC., its General Partner


                                 By: /s/ Howard N. Feist III
                                     -----------------------
                                     Name: Howard N. Feist III
                                     Title: VP


                    Signature Page to Intercreditor Agreement

                                 ABTRE, INC.


                                 By: /s/ Howard N. Feist III
                                     -----------------------
                                     Name: Howard N. Feist III
                                     Title: VP

                                 AIMPAR, INC.


                                 By: /s/ Howard N. Feist III
                                     -----------------------
                                     Name: Howard N. Feist III
                                     Title:VP


                                 AMERICAN BILTRITE INTELLECTUAL PROPERTIES, INC.


                                 By: /s/ Howard N. Feist III
                                     -----------------------
                                     Name: Howard N. Feist III
                                     Title:VP

                                 IDEAL TAPE CO., INC.


                                 By: /s/ Howard N. Feist III
                                     -----------------------
                                      Name: Howard N. Feist III
                                      Title:VP

                                 ABITALIA, INC.


                                 By: /s/ Howard N. Feist III:
                                     -----------------------
                                     Name: Howard N. Feist III
                                     Title:VP

                                 AMERICAN BILTRITE FAR EAST, INC.


                                 By: /s/ Howard N. Feist III
                                     -----------------------
                                     Name: Howard N. Feist III
                                     Title:VP


                    Signature Page to Intercreditor Agreement

                                 MAJESTIC JEWELRY, INC.


                                 By: /s/ Howard N. Feist III
                                     -----------------------
                                     Name: Howard N. Feist III
                                     Title:VP

                                 OCEAN STATE JEWELRY, INC.


                                 By: /s/ Howard N. Feist III
                                     -----------------------
                                     Name: Howard N. Feist III
                                     Title:VP

                                 425 DEXTER ASSOCIATES, L.P.

                                 By: AIMPAR, INC., its General Partner


                                 By: /s/ Howard N. Feist III
                                     -----------------------
                                     Name: Howard N. Feist III
                                     Title: VP

                                 K&M LEGENDARY SERVICES, INC.


                                 By: /s/ Howard N. Feist III
                                     -----------------------
                                     Name: Howard N. Feist III
                                     Title: VP

                                 ABIMEX, LLC


                                 By: /s/ Howard N. Feist III
                                     -----------------------
                                     Name: Howard N. Feist III
                                     Title: VP


                    Signature Page to Intercreditor Agreement

                                  EXHIBIT A TO

                  INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

                                 FORM OF JOINDER

                          REPLACEMENT COLLATERAL AGENT

      Upon execution of this signature page, the undersigned acknowledges that it has been appointed as a replacement Collateral Agent pursuant to Section 2.8 of the Agreement (as defined below) and shall, from the date set forth below, become the "Collateral Agent" under the Intercreditor and Collateral Agency Agreement, dated as of May __, 2005 (as amended, restated, supplemented or otherwise modified, the "Agreement"), by and among Fleet National Bank, as Agent and as a Bank, the Bank party thereto, The Prudential Insurance Company of America and Fleet National Bank, in its capacity as the original Collateral Agent. As a party to the Agreement, the undersigned agrees to be bound by all of the terms and conditions of the Agreement in its capacity as the "Collateral Agent". Capitalized terms used and not defined in this joinder instrument shall have meanings given in the Agreement.

      IN WITNESS WHEREOF, the undersigned has caused this Joinder to Intercreditor and Collateral Agency Agreement to be duly executed by its authorized officer as of the date set forth opposite such officer's signature.

REPLACEMENT COLLATERAL AGENT:     [NAME]


                                  By: __________________________________________

                                  Title: _______________________________________

                                  ADDRESS:

                                  ______________________________________________

                                  ______________________________________________

                                  ______________________________________________

                                  Telephone: ___________________________________

                                  Telecopy:  ___________________________________

Dated: ________________________

                                    EXHIBIT B

                            FORM OF INTERCREDITOR AND
                     COLLATERAL AGENCY AGREEMENT SUPPLEMENT

      THIS INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT SUPPLEMENT (the "Supplement") is made and entered into as of this __ day of ___________, 20__, by and between ________________________ (the "Assignor") and
________________________ (the "Assignee"). Reference is hereby made to that certain Intercreditor and Collateral Agency Agreement dated as of May __, 2005 (as it may be modified, amended, supplemented or restated from time to time, the "Intercreditor Agreement") by and among each of the banks listed on the signature page thereof (together with its successors and assigns, other than the Company and its subsidiaries and affiliates, collectively the "Banks"), Fleet National Bank, as Collateral Agent for the Lenders and as Administrative Agent for the Banks (together with its successors and assigns, the "Agent") and the holders of the Senior Notes listed on the signature pages thereof (together with their respective successors and assigns, other than the Company and its subsidiaries and affiliates, the "Noteholders" and together with the Bank and the Agent, the "Lenders").

                                   WITNESSETH

      WHEREAS, pursuant to that certain ____________ dated as of __________, 20__ among the Assignor and the Assignee, the Assignor has assigned all, or a proportionate part of all, of its right, title and interest under the [Credit Agreement] [Note Purchase Agreement] (as defined in the Intercreditor Agreement) to the Assignee and the Assignee has accepted such assignment; and

      WHEREAS, pursuant to the terms of the Intercreditor Agreement, such assignment requires the delivery of this Supplement to the Collateral Agent (as defined in the Intercreditor Agreement); and

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignee hereby acknowledges and agrees that it is a party to and is bound by the terms and conditions of the Intercreditor Agreement to the same degree and extent as if it were an original signatory thereto.

      IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Supplement as of the date first above written.

                                            ASSIGNEE:


                                            By: _____________________________
                                            Name: ___________________________
                                            Title: ____________________________

                                            ASSIGNOR:


                                            By: ______________________________
                                            Name: ____________________________
                                            Title: _____________________________


                                      B-2